Exhibit 2.2

                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment No. 1") is entered into this 11th day of February, 2000, by and among eGLOBE, INC., a Delaware corporation ("Acquiror"), eGLOBE MERGER SUB NO. 6, INC., a Delaware corporation ("Acquiror Sub"), TRANS GLOBAL COMMUNICATIONS, INC., a New York corporation (the "Company"), and Arnold S. Gumowitz, Gary S. Gumowitz, Joan Matthews, John W. Hughes, Stephen Levy, Grayson Family Trust, Milton Gumowitz, Michael Gumowitz, Jonathan Gumowitz, Jonathan Lynn, and Rich Patton, the stockholders of the Company (collectively, the "Company Stockholders").

     WHEREAS, Acquiror, Acquiror Sub, the Company and the Company Stockholders entered into that certain Agreement and Plan of Merger, dated December 16, 1999 (the "Merger Agreement"), providing for the acquisition of the Company by Acquiror pursuant to the merger of Acquiror Sub with and into the Company;

     WHEREAS, Acquiror has received gross proceeds of $15,000,000 in connection with the sale of shares of its Series P Convertible Preferred Stock and warrants to purchase shares of its common stock (the "Series P Financing") pursuant to that certain Securities Purchase Agreement, dated as of January 26, 2000, between Acquiror and RGC International Investors, LDC; and

     WHEREAS, as a result of the Series P Financing, Acquiror, Acquiror Sub, the Company and the Company Stockholders desire to delete certain provisions of the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acquiror, Acquiror Sub, the Company and the Company Stockholders each hereby agrees as follows:

     1. FINANCING COMMITMENT COVENANT. Section 7.19 of the Merger Agreement is hereby deleted in its entirety and the following provision is hereby inserted in the place thereof:

          "SECTION 7.19 [Intentionally Omitted]."

     2. FINANCING COMMITMENT CONDITION. Section 8.1(g) of the Merger Agreement is hereby deleted in its entirety and the following provision is hereby inserted in the place thereof:

          "(g) [Intentionally Omitted]."

     3. OTHER TERMS UNCHANGED. The Merger Agreement shall be deemed amended and restated in its entirety pursuant to the terms of this Amendment No. 1. The Merger Agreement, as so amended and restated by this Amendment No. 1, shall remain and continue in full force and effect, shall constitute a legal, valid and binding obligation of Acquiror, Acquiror Sub, the Company and the Company Stockholders and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Merger Agreement after the date first set forth above shall be deemed to be a reference to the Merger Agreement as amended and restated by this Amendment No. 1.

     4. HEADINGS. The headings contained in this Amendment No. 1 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment No. 1.

     5. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

     6. EXECUTION IN COUNTERPARTS. This Amendment No. 1 may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Acquiror, Acquiror Sub, the Company and the Company Stockholders have duly executed and delivered, or have caused to be duly executed and delivered, this Amendment No. 1 as of the date first written above.

                                              eGLOBE, INC.

                                              By:   /s/ eGlobe, Inc.
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              TRANS GLOBAL COMMUNICATIONS, INC.

                                              By:   /s/ Trans Global
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                                       /s/ Arnold S. Gumowitz
                                              ----------------------------------
                                              Name:    Arnold S. Gumowitz
                                              Address:
                                                      --------------------------

                                              ----------------------------------

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                                                       /s/ Gary S. Gumowitz
                                              ----------------------------------
                                              Name:    Gary S. Gumowitz
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ Joan Matthews
                                              ----------------------------------
                                              Name:    Joan Matthews
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ John W. Hughes
                                              ----------------------------------
                                              Name:    John W. Hughes
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ Stephen Levy
                                              ----------------------------------
                                              Name:    Stephen Levy
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ Grayson Family Trust
                                              ----------------------------------
                                              Name:    Grayson Family Trust
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ Milton Gumowitz
                                              ----------------------------------
                                              Name:    Milton Gumowitz
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ Michael Gumowitz
                                              ----------------------------------
                                              Name:    Michael Gumowitz
                                              Address:
                                                      --------------------------

                                              ----------------------------------

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

                                                       /s/ Jonathan Gumowitz
                                              ----------------------------------
                                              Name:    Jonathan Gumowitz
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ Jonathan Lynn
                                              ----------------------------------
                                              Name:    Jonathan Lynn
                                              Address:
                                                      --------------------------

                                              ----------------------------------

                                                       /s/ Rich Patton
                                              ----------------------------------
                                              Name:    Rich Patton
                                              Address:
                                                      --------------------------

                                              ----------------------------------

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